Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in this Registration Statement on Form F-1 of G Medical Innovations Holdings Ltd. of our reports dated April 18, 2019 relating to the financial statements of G Medical Innovations Holdings Ltd and CardioStaff Diagnostic Services Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel	/s/ Ziv Haft
June 3, 2019	Certified Public Accountants (Isr.)
BDO Member Firm